Exhibit 3.2

AMENDMENT

TO THE

SECOND AMENDED AND RESTATED BYLAWS

OF

HCA HEALTHCARE, INC.

A Delaware Corporation

1.     The Second Amended and Restated Bylaws (the “Bylaws”) of HCA Healthcare, Inc., a Delaware corporation (the “Company”), are hereby amended by deleting Section 3 of Article II in its entirety and replacing that Section with the following:

SECTION 3. SPECIAL MEETINGS.

A.     Special meetings of the stockholders may be called at any time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office, by the chairman of the Board of Directors, or by the chief executive officer, and, subject to the requirements of this Section 3 and such other sections of these Bylaws as are applicable, a special meeting of the stockholders shall be called by the secretary of the Corporation upon written request to the secretary of the Corporation (each such request, a “Special Meeting Request” and such meeting a “Stockholder Requested Special Meeting”) of the holders of record of at least fifteen percent (15%) of the voting power of all outstanding shares of common stock of the Corporation (the “Common Stock”) entitled to vote at such meeting, which shares are determined to be “owned” (as defined below) (the “Requisite Percentage”), who have held such shares continuously for at least one year (such period, the “One-Year Period”) as of both (1) the date (the “Request Date”) such Special Meeting Request is delivered to or mailed to and received by the secretary of the Corporation in accordance with this Section 3 and (2) the record date for determining the stockholders entitled to vote at the Stockholder Requested Special Meeting and must continue to own the Requisite Percentage through such Stockholder Requested Special Meeting date; and who have complied in full with the requirements set forth in these Bylaws. A special meeting of stockholders, including any Stockholder Requested Special Meeting, may be held at such date, time and place, if any, within or without the State of Delaware as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Special Meeting shall be no fewer than thirty (30) and no more than ninety (90) days from the date a Special Meeting Request(s) satisfying the requirements set forth in these Bylaws and representing the Requisite Percentage is received by the secretary of the Corporation (or, in the case of any litigation related to the validity of the Special Meeting Request(s), 90 days after the resolution of such litigation); provided, further, that the Board of Directors shall have the discretion to cancel any Stockholder Requested Special Meeting that has been called but not yet held for any of the reasons set forth in Section 3(D) below. Except in accordance with this Section 3, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.

For purposes of determining the Requisite Percentage, a stockholder shall be deemed to “own” only those shares of Common Stock as to which the stockholder(s) of record making the Special Meeting Request or beneficial owner(s), if any, on whose behalf the Special Meeting Request is being made (each such record owner and beneficial owner, a “Requesting Stockholder”) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (a) and (b) shall not include any shares (1) sold by such stockholder or any of its Affiliates in any transaction that has not been settled or closed, (2) borrowed by such stockholder or any of its Affiliates for any purposes or purchased by such stockholder or any of its Affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its Affiliates, whether any such instrument or agreement is to be settled with shares of Common Stock of the Corporation or with cash based on the notional amount or value of shares of outstanding Common Stock of the Corporation subject thereto, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its Affiliates’ full right to vote or direct the voting of any such shares, and/or (B) hedging, offsetting or altering to any degree any gain or loss realized or realizable arising from maintaining the full economic ownership of such shares by such stockholder or Affiliate. For purposes of this Section 3, a stockholder shall “own” shares held in the name of its bank, broker or other nominee or intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares through the special meeting date. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares, provided that the person has the power to recall such loaned shares on no more than five (5) business days’ notice and (x) will promptly recall such loaned shares upon having received notice of the Stockholder Requested Special Meeting and (y) will continue to hold such recalled shares through the date of the Stockholder Requested Special Meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of Common Stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof, which determination shall be conclusive and binding on the Corporation and its stockholders.

B.     To be in proper form and valid, a Special Meeting Request must be signed by the holders of the Requisite Percentage (or their duly authorized agents), be delivered to or mailed to and received by the secretary of the Corporation at the Corporation’s principal executive offices by registered mail, return receipt requested or by nationally recognized private overnight courier service and shall (A) set forth a statement of the specific purpose or purposes of the meeting and the matters proposed to be acted on at such special meeting (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (B) bear the date of signature of each stockholder (or duly authorized agent) signing the request, (C) include (w) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the request is signed), (x) the number of shares of Common Stock “owned” by such stockholder, (y) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the One-Year Period) verifying that, as of a date within seven (7) calendar days prior to the Request Date, the Requesting Stockholder owns, and has owned continuously for the One-Year Period, the Requisite Percentage, and the Requesting Stockholder’s agreement to provide, within five (5) business days after the record date for the Stockholder Requested Special Meeting, written statements from the record holder and intermediaries verifying the Requesting Stockholder’s continuous ownership of the Requisite Percentage through the record date; and (z) a certification from the stockholder submitting the request that the stockholders signing the request in the aggregate satisfy the Requisite Percentage, (D) describe any material interest of each such stockholder in the specific purpose or purposes of the meeting, (E) contain any other information that would be required to be provided by a stockholder seeking to nominate directors or bring an item of business before an annual meeting of stockholders pursuant to Section 11 of Article II of these Bylaws, (F) include an acknowledgment by each stockholder and any duly authorized agent that any reduction in shares of Common Stock “owned” by such stockholder as of the date of delivery of the Special Meeting Request and prior to the record date for the proposed Stockholder Requested Special Meeting shall constitute a revocation of such request to the extent of such reduction, (G) include an agreement by each stockholder and any duly authorized agent to continue to satisfy the Requisite Percentage through the date of the Stockholder Requested Special Meeting and to notify the Corporation promptly, in the event of any decrease in shares of Common Stock “owned” by such stockholder following the delivery of the Special Meeting Request, and (H) include an agreement by each stockholder and any duly authorized agent to update the information provided to the Corporation to ensure that it is true and correct as of the record date for notice of the Stockholder Requested Special Meeting, and as of fifteen (15) days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof, and such update shall be delivered to the secretary of the Corporation at the Corporation’s principal executive offices by registered mail, return receipt requested or by nationally recognized private overnight courier service not later than five (5) days after the record date of the Stockholder Requested Special Meeting (in the case of the update required to be made as of the record date), and not later than ten (10) days prior to the date of the Stockholder Requested Special Meeting or, if practical, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the Stockholder Requested Special Meeting has been adjourned or postponed) (in the case of the update required to be made as of fifteen (15) days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof). In addition, the stockholder and any duly authorized agent shall promptly provide any other information reasonably requested by the Corporation. For the avoidance of doubt, in the event that the Requesting Stockholder consists of a group of stockholders, the requirements and obligations applicable to an individual Requesting Stockholder that are set forth in these Bylaws, including the One-Year Period, shall apply to each member of such group individually; provided, however, that the Requisite Percentage shall apply to the continuous ownership of the eligible group in the aggregate.

C.     In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage who have held such shares continuously for the One-Year Period, multiple Special Meeting Requests delivered to the secretary of the Corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the nominating of a person or persons for election to the Board of Directors, will mean that the exact same person or persons are nominated in each relevant Special Meeting Request), and (ii) such Special Meeting Requests have been dated and delivered to the secretary of the Corporation within sixty (60) days of the earliest dated Special Meeting Request. A stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the secretary of the Corporation. If, following such revocation, there are unrevoked requests from stockholders representing in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.

D.     At any Stockholder Requested Special Meeting, the business transacted shall be limited to the purpose(s) stated in the Special Meeting Request; provided, however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the stockholders and to cause other business to be transacted. Notwithstanding the foregoing provisions of this Section 3, a

Stockholder Requested Special Meeting shall not be held if (i) the Special Meeting Request does not comply with these Bylaws, (ii) the business specified in the Special Meeting Request is not a proper subject for stockholder action under applicable law, (iii) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after the secretary of the Corporation receives the Special Meeting Request and the Board of Directors determines that the business of such meeting includes (among any other matters properly brought before the annual or special meeting) the business specified in the Special Meeting Request, (iv) the Special Meeting Request is received by the secretary of the Corporation during the period commencing 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders, (v) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 90 days prior to receipt by the secretary of the Corporation of the Special Meeting Request (and, for purposes of this clause (v), the nomination, election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the nomination, election or removal of directors, the changing of the size of the Board of Directors and the filling of vacancies and/or newly created directorships), or (vi) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act (as hereinafter defined), or other applicable law.

E.     Except to the extent previously determined by the Board of Directors in connection with a Special Meeting Request, the chairperson of the Stockholder Requested Special Meeting shall determine at such meeting whether any proposed business or other matter to be transacted by the stockholders has not been properly brought before the special meeting and, if he or she should so determine, the chairperson shall declare that such proposed business or other matter was not properly brought before the meeting and such business or other matter shall not be presented for stockholder action at the meeting. In addition, notwithstanding the foregoing provisions of this Section 3, unless otherwise required by law, if the Requesting Stockholder(s) (or a qualified representative of the stockholder) does not appear at the Stockholder Requested Special Meeting to present a nomination or other proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

2.     This Amendment shall be effective as of May 5, 2020.